Exhibit 10.1

MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, New York  10036

CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
11 Madison Avenue
New York, New York  10010

March 23, 2010

MSCI Inc.
Wall Street Plaza, 88 Pine Street
New York, New York 10005

Attention:  Gary Retelny, Managing Director

Project Fox
Syndication Agent Commitment Letter

Ladies and Gentlemen:

Reference is made to (i) the Commitment Letter (together with the exhibits thereto as amended from time to time, the “Commitment Letter”) dated as of February 28, 2010 between MSCI Inc. (“you” or the “Borrower”) and Morgan Stanley Senior Funding, Inc. (“MSSF”) and (ii) the Fee Letter referred to therein.  This syndication agent commitment letter (this “Syndication Agent Commitment Letter”) sets forth the agreement of the Borrower, MSSF, Credit Suisse Securities (USA) LLC (“Credit Suisse Securities”) and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse Cayman”) regarding the participation of Credit Suisse Securities as Syndication Agent and the commitment by Credit Suisse Cayman to provide a portion of the commitments under the Commitment Letter.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

Each of Credit Suisse Securities and Credit Suisse Cayman acknowledges and agrees that MSSF is exclusively authorized by the Borrower to act as sole and exclusive lead arranger and book-runner (in such capacity, the “Lead Arranger”) in connection with the Facilities and as administrative agent for the Facilities.  For the avoidance of doubt, nothing in this Syndication Agent Commitment Letter shall give any rights to Credit Suisse Securities or Credit Suisse Cayman as the Lead Arranger, Commitment Party or the Administrative Agent.

1.           Commitments.  Credit Suisse Cayman is pleased to commit to provide $127.5 million of the Term Loan Facility and $10.0 million of the Revolving Facility subject to and on the terms and conditions set forth in the Commitment Letter.  The commitment of MSSF under the Commitment Letter with respect to the Term Loan Facility shall be reduced by an amount equal to the commitment of Credit Suisse Cayman hereunder with respect to the Term Loan Facility, and the commitment of MSSF under the Commitment Letter with respect to the Revolving Facility shall be reduced by an amount equal to the commitment of Credit Suisse Cayman hereunder with respect to the Revolving Facility.  In the event that the aggregate commitments under the Commitment Letter with respect to the Term Loan Facility are reduced in accordance with Section 1 thereof, the commitment of Credit Suisse Cayman with respect to the Term Loan Facility shall be reduced on a pro rata basis.  It is agreed that, notwithstanding anything to the contrary in the Commitment Letter, Credit Suisse Securities shall act as syndication agent for the Facilities (in such capacity, the “Syndication Agent”).

2.           Fees.  As consideration for Credit Suisse Cayman’s agreements under this Syndication Agent Commitment Letter with respect to the Facilities, you will pay, or cause to be paid, to Credit Suisse Cayman the Commitment Fee and the Ticking Fee with respect to the commitments made by Credit Suisse Cayman hereunder and the Upfront Fee with respect to the Term Loans funded by Credit Suisse Cayman and the commitment of Credit Suisse Cayman in respect of the Revolving Facility on the date the Documentation is executed and delivered, at the times and in the amounts specified in the Fee Letter, and no other fees or amounts.  Each of the Commitment Fee, the Ticking Fee and the Upfront Fee due and payable to MSSF under the Fee Letter shall be reduced by the amounts paid to Credit Suisse Cayman pursuant hereto.

3.           Indemnity.  You agree that each of Credit Suisse Securities and Credit Suisse Cayman will have the benefit of the provisions of Section 5 of the Commitment Letter as an “Indemnified Person.” Each of Credit Suisse Cayman and Credit Suisse Securities shall be a beneficiary of all acknowledgements, representations, warranties, and waivers made by, and covenants of, the Borrower in the Commitment Letter and the Fee Letter, to the same extent as the same are applicable to MSSF. For the avoidance of doubt, the right (a) to determine the satisfaction of or to waive the satisfaction of any conditions precedent and (b) to exercise any flex rights shall remain solely with MSSF. It is understood and agreed that Cahill Gordon & Reindel LLP will act as counsel to MSSF, Credit Suisse Cayman, Credit Suisse Securities, Bank of America, N.A. and Banc of America Securities LLC.

4.           Confidentiality.  This Syndication Agent Commitment Letter is furnished solely for your benefit, and may not be relied upon or enforced by any other person or entity other than the parties hereto and the Indemnified Persons.  This Syndication Agent Commitment Letter is delivered to you on the condition that neither the existence of this Syndication Agent Commitment Letter nor any of its contents shall be disclosed, directly or indirectly, to any other person or entity except (i) to your directors, officers, employees and advisors on a “need to know” and confidential basis and only in connection with the Transactions, (ii) this Syndication Agent Commitment Letter may be disclosed to the Target and its directors, officers and advisors on a “need-to-know” and confidential basis and only in connection with the Transactions, (iii) as may be compelled in a legal, judicial or administrative proceeding or as otherwise required by law and (iv) this Syndication Agent Commitment Letter and the existence and contents hereof may be disclosed in any syndication or other marketing material in connection with the Facilities or in connection with any public filing requirement.

Credit Suisse Securities and Credit Suisse Cayman agree to be bound by the confidentiality provisions contained in the second paragraph of Section 6 of the Commitment Letter.

5.           Patriot Act.  We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (October 26, 2001) (as amended, the “Patriot Act”), we and the other Lenders are required to obtain, verify and record information that identifies the Borrower and the Target and its subsidiaries, which information includes the name, address, tax identification number and other information regarding them that will allow any of us or such Lender to identify the Borrower and the Target in accordance with the Patriot Act.  This notice is given in accordance with the requirements of the Patriot Act and is effective on behalf of Credit Suisse Cayman and Credit Suisse Securities.

6.           Governing Law, etc.  This Syndication Agent Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.  Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Syndication Agent Commitment Letter is hereby waived.  You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof) in connection with any dispute related to this Syndication Agent Commitment Letter or any matters contemplated hereby.  You agree that any service of process, summons, notice or document by registered mail addressed to you at the address set forth above shall be effective service of process for any suit, action or proceeding relating to any such dispute.  You and we irrevocably and unconditionally waive, to the maximum extent permitted by law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of any party hereto to serve legal process in any other manner permitted by law.

7.           Miscellaneous.  This Syndication Agent Commitment Letter constitutes the entire agreement and understanding between you and your subsidiaries, MSSF, Credit Suisse Securities and Credit Suisse Cayman with respect to the specific matters hereof and supersedes all prior written or oral agreements and understandings relating to the specific matters hereof.  No individual has been authorized by any party hereto or any of their respective affiliates to make any oral or written statements that are inconsistent with this Syndication Agent Commitment Letter.

Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Syndication Agent Commitment Letter.  Delivery of an executed counterpart of a signature page to this Syndication Agent Commitment Letter by facsimile or electronic .pdf shall be effective as delivery of a manually executed counterpart of this Syndication Agent Commitment Letter.  This Syndication Agent Commitment Letter may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which counterpart shall be an original, but all of which shall together constitute one and the same instrument.  The provisions of Sections 3, 4 and 6 and this Section 7 shall survive termination of this Syndication Agent Commitment Letter.  This Syndication Agent Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto.  This Syndication Agent Commitment Letter shall not be assignable by you without our prior written consent and any purported assignment without such consent shall be null and void.  This Syndication Agent Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and any Indemnified Persons).  For the avoidance of doubt, in no event shall any Indemnified Person be liable to pay the Parent Termination Fee (as defined in the Acquisition Agreement) or any portion thereof, or any settlement in lieu thereof.

The commitments and other obligations of Credit Suisse Cayman and Credit Suisse Securities set forth in this Syndication Agent Commitment Letter shall automatically terminate unless Credit Suisse Cayman and Credit Suisse Securities shall in their discretion agree to an extension, upon the earliest to occur of (i) the execution and delivery of Documentation by all of the parties thereto and the consummation of the Acquisition; (ii) 5:00 p.m., New York time, on September 1, 2010, if the Closing Date shall not have occurred prior to such time; and (iii) the date of termination or abandonment of the Acquisition Agreement.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

Agreed to and accepted as of
the date first written above:

MSCI INC.

By:
Name:
Title: